Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Young Broadcasting Inc. of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. and subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission:

1)              Form S-8 (No. 33-99678) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan;

2)              Form S-8 (No. 333-10703) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

3)              Form S-8 (No. 333-26997) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan and Young Broadcasting Inc. 401(k) Plan;

4)              Form S-8 (No. 333-88591) pertaining to the Young Broadcasting Inc. 1995 Stock Option Plan;

5)              Form S-8 (No. 333-101296) pertaining to the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan;

6)              Form S-8 (No. 333-65994) pertaining to the Young Broadcasting Inc. 2001 Employee Stock Purchase Plan; and,

7)              Form S-3 (No. 333-62314) pertaining to the registration of Class A Common Stock, Preferred Stock and Debt Securities of Young Broadcasting Inc.

/s/Ernst & Young LLP

New York, New York
March 9, 2004